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                                                                    EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the incorporation by reference in the Registration Statements (Form S-3) and related Prospectuses of Equity Office Properties Trust for the registration of 25,000,000 common shares of beneficial interest issuable under the Equity Office Properties Trust Dividend Reinvestment and Share Purchase Plan (registration statement no. 333-81303); 328,691 common shares of beneficial interest (registration statement no. 333-72922); 16,784,214 common shares of beneficial interest (registration statement no. 333-57526); guarantee of $4.0 billion of debt securities and warrants exercisable for debt securities (registration statement no. 333-58976); 9,558,824 common shares of beneficial interest issuable upon exchange of $325.0 million of senior exchangeable notes of EOP Operating Limited Partnership (registration statement no. 333-47754-01); 12,398,803 common shares of beneficial interest (registration statement no. 333-35590); 1,012,623 common shares of beneficial interest (registration statement no. 333-88481); 21,649,274 common shares of beneficial interest (registration statement no. 333-86079); 137,427 common shares of beneficial interest (registration statement no. 333-69619); 6,854,451 common shares of beneficial interest (registration statement no. 333-62213); 8,205,059 common shares of beneficial shares of beneficial interest (registration statement no. 333-40401-01); 20,210,129 common shares of beneficial interest (registration statement no. 333-59069); 6,000,000 5.25% Series B convertible, cumulative preferred shares of beneficial interest and 8,403360 common shares of beneficial interest issuable upon conversion of the 5.25% Series B convertible, cumulative preferred shares of beneficial interest (registration statement no. 333-61105); $1.5 billion of common shares of beneficial interest, preferred shares of beneficial interest, common share warrants and preferred share warrants (registration statement no. 333-58729); and 1,628,009 common shares of beneficial interest (registration statement no. 333-58687); and in the Registration Statements (Form S-8) relating to 3,124,774 common shares of beneficial interest issuable under Stock Option Agreements under the Spieker Properties, Inc 1993 Stock Incentive Plan and Directors' Stock Option Plan (registration statement no. 333-64604); 3,681,212 common shares of beneficial interest issuable under the 1995 and 1997 stock option agreements, stock option agreements under the Cornerstone 1998 long-term incentive plan and Cornerstone director stock option agreements (registration statement no. 333-39920); 8,449,434 common shares of beneficial interest issuable under the Amended and Restated 1997 Share Option and Share Award Plan (registration statement no. 333-72205); 2,000,000 common shares of beneficial interest issuable under the Equity Office Properties Trust 1997 Non-Qualified Employee Share Purchase Plan (registration statement no. 333-72187); 4,749,095 common shares of beneficial interest issuable under the Beacon Properties Corporation 1994 Stock Option and Incentive Plan and 1996 Stock Option Plan (registration statement no. 333-42393); 2,000,000 common shares of beneficial interest issuable under the Equity Office Properties Trust 1997 Non-Qualified Employee Share Purchase Plan (registration statement no. 333-33503); and 11,121,786 common shares of beneficial interest issuable under the Amended and Restated 1997 Share Option and Share Award Plan (registration statement no. 333-33501), of our report dated February 6, 2002, except for Note 26, as to which the date is February 15, 2002, with respect to the consolidated financial statements and schedule of Equity Office Properties Trust included in the 2001 Annual Report (Form 10-K) of Equity Office Properties Trust. We also consent to the reference to our firm under the caption "Selected Financial Data" in the 2001 Annual Report (Form 10-K) of Equity Office Properties Trust.



                                                           Ernst & Young LLP

Chicago, Illinois
March 29, 2002